CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment Number 43 to the Registration Statement (Form N-1A, No. 33-21660) of AmSouth Funds and to the use of our report dated September 29, 2004 on the financial statements of AmSouth Funds, incorporated by reference therein.


                                                   /s/ ERNST & YOUNG LLP

Columbus, Ohio
November 29, 2004